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                                                                      EXHIBIT 21


                   PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES



Parent and Subsidiaries
- -----------------------

Hugh M. Hefner is a "parent" of the Company, as defined under the Securities Exchange Act of 1934, as amended, by virtue of his stock ownership. Mr. Hefner beneficially owned 70.47% of the outstanding voting stock of the Company as of August 31, 1995.

The accounts of all of the subsidiaries are included in the Company's Consolidated Financial Statements. Set forth below are the names of certain active corporate subsidiaries of the Company as of June 30, 1995. Certain subsidiaries are omitted because such subsidiaries considered individually or in the aggregate would not constitute a significant subsidiary.

Indented names are subsidiaries of the company under which they are indented:


                                                                 Percent
                                            Jurisdiction in     Ownership
                                           which Incorporated  By Immediate
    Name of Company                           or Organized        Parent
    -----------------------------------    ------------------  ------------

    Playboy Enterprises, Inc. (parent)      Delaware
      Lake Shore Press, Inc.                Delaware               100%
      Lifestyle Brands, Ltd.                Delaware               100%
      Playboy Models, Inc.                  Illinois               100%
      Playboy Products and Services
       International, B.V.                  The Netherlands        100%
      Playboy Entertainment Group, Inc.     Delaware               100%
        After Dark Video, Inc.              Delaware               100%
        Alta Loma Productions, Inc.         Delaware               100%
        Cameo Films, Inc.                   Illinois               100%
        Impulse Productions, Inc.           Delaware               100%
        Precious Films, Inc.                California             100%
        AdulTVision Communications, Inc.    Delaware               100%
        Mystique Films, Inc.                California             100%
      Playboy Clubs International, Inc.     Delaware               100%
        Playboy Preferred, Inc.             Illinois               100%
      Critics' Choice Video, Inc.           Illinois               100%
      Special Editions, Ltd.                Delaware               100%
      Playboy Shows, Inc.                   Delaware               100%
      Telecom International, Inc.           Florida                100%
      Playboy Gaming International, Ltd.    Delaware               100%
        Playboy Gaming Greece, Ltd.         Delaware               100%
      Playboy Properties, Inc.              Delaware               100%